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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in this Registration Statement of Silicon Valley Group, Inc. on Form S-8 of our reports dated October 20, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of Silicon Valley Group, Inc. for the year ended September 30, 1995.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

San Jose, California
June 5, 1996